                                                                                                                  APRIL 1997
                                                                                                                  PROJECTION

CONSOLIDATED CASH PROJECTION -
YEARS 1995 TO 1999 (INPUT DATA)                                                             5 MONTHS        7 MONTHS
--------------------------------                                                            --------        --------
     (dollars in thousands)                                  ACTUAL          ACTUAL           PROJ            PROJ        PROJ
     ----------------------                                   1995            1996            1997            1997        1997
                                                             ------          ------           ----            ----        ----

SD ADMINISTRATIVE EXPENSES (INPUT $M OR USE %)
  -- PERCENTAGE COST INCREASE (INPUT %)                                        0.00%           5.00%           5.00%        5.00%
  -- INSURANCE - ADD'L IBNR LIABILITY                      $     -           $ (400)        $     -         $     -      $     -
               - LOSS CASUALTY PROGRAM                       3,734            1,800           1,240           1,736        2,976
               - THIRD PARTY POLICIES                          830            1,246             378             529          907
               - A & A BROKERAGE/LOSS CONTROL                 (340)             285             214             300          514
               - ALLOCATION TO DIVISIONS                    (4,904)          (2,826)         (1,603)         (2,245)      (3,848)
  -- DEFERRED COMPENSATION - OLD PLAN                           41               24               3               4            7
                           - NEW PLAN                        1,135              677             694             972        1,666
                           - LONG-TERM SHARE PLAN            1,186              378           1,569             937        2,506
                           - ALLOCATION TO DIVISIONS                                           (673)           (943)      (1,616)
  -- WAGES & SALARIES                                        2,744            2,585             874           1,223        2,097
  -- ANNUAL BONUSES                                            334              249             189             264          453
  -- DEPRECIATION EXPENSE                                       45               49              23              32           55
  -- ALL OTHER ADMINISTRATIVE COSTS                          5,021            4,830           1,693           3,078        4,771
                                                           -------          -------         -------         -------      -------
       TOTAL ADMINISTRATIVE COSTS (calc)                   $ 9,826          $ 8,897         $ 4,600         $ 5,888      $10,488
                                                           =======          =======         =======         =======      =======


SD PHILA -- CAPITAL EXPENDITURES                                $0               $0              $0              $0           $0

DEFERRED COMPENSATION INSURANCE FUNDING                      3,067          $ 1,400         $     -         $ 2,000      $ 2,000
DEFERRED COMPENSATION PARTICIPANT PAYMENTS                                        -               -           2,500        2,500

ACTIVATION, NON-COMPETE PAYMENTS                                 -              292              49              69          118
TRANSACTION/MAKE-WHOLE/RESTRUCTURING COSTS -- PAYMENTS         N/A            1,899           1,000           7,780        8,780

AMORTIZATION OF:
   INVENTORY -- EXISTING @ 12/31/95                             65              228             N/A             N/A          N/A
             -- ACQUISITIONS -- 96 & THEREAFTER                                                   -               -
   FIXED ASSET STEP-UP -- EXISTING @ 12/31/95                  254              262             110             154          264
                       -- ACQUISITIONS -- 96 & THEREAFTER                                         -               -            -
   INTANGIBLE ASSETS -- EXISTING @ 12/31/95                    564              460             166             232          398
   GOODWILL -- EXISTING @ 12/31/95                           1,252            1,409             586             821        1,407
            -- ACQUISITIONS -- 96 & THEREAFTER                                                    0               0            0

OTHER EXPENSE (INCOME), NET:
   BANK SERVICE FEES - CASH MGT (G & A)                        258          $   224         $   125         $   175      $   300
   BANK SERVICE FEES - CREDIT AGREEMENT (G&A)                  236              235             427             598        1,025
   LOSS (GAIN) ON SALE OF P,P & E  (OTHER)                       -                2              21              29           50
   SD MANAGEMENT FEE INCOME FROM A & H (ELIM)                 (378)            (434)           (150)           (210)        (360)
   SD RISK MANAGEMENT RESERVE EXP (INCOME)                       -                -               -               -            -
   MISCELLANEOUS EXP (INC), NET                                (47)             114              42              58          100
                                                           -------          -------         -------         -------      -------

      TOTAL OTHER GAAP EXPENSE (INCOME) (calc)                  69          $   141         $   465         $   650      $ 1,115
                                                           =======          =======         =======         =======      =======

   NON-CASH PORTION OF OTHER GAAP EXPENSES (INCOME)            N/A          $  (749)        $    21         $    -       $    21


STATE & LOCAL INCOME TAX EXPENSE (PARTNERSHIP)                 608          $   418         $   150             N/A          N/A
DEFERRED INCOME TAX BENEFIT (PARTNERSHIP)                      700          $ 2,163         $   300             N/A          N/A

ACQUISITION SPENDING,$M:                                                         $0              $0              $0           $0
DIVIDENDS FROM NEW ACQUISITIONS, $M                                              $0              $0              $0           $0
SALES FROM NEW ACQUISITIONS, $M                                                                   0               0            0
EBIT FROM NEW ACQUISITIONS, $M                                                                    0               0            0

LETTERS OF CREDIT -- OFF BALANCE SHEET:
  -- STANDBY LC'S AT 12/31, $M                               9,479          $ 4,987         $ 2,736             N/A      $ 3,400
  -- DOCUMENTARY LC'S (TRADE) AT 12/31, $M                   2,397              861           1,000             N/A        1,000
                                                           -------          -------         -------         -------      -------

        TOTAL LETTERS OF CREDIT (calc)                      11,876          $ 5,848         $ 3,736         $     -      $ 4,400
                                                           -------          -------         -------         -------      -------

LEASE GUARANTEES                                             1,700          $ 1,361         $ 1,261             N/A      $ 1,050
                                                           -------          -------         -------         -------      -------

RESTUBBED TABLE

CONSOLIDATED CASH PROJECTION -
YEARS 1995 TO 1999 (INPUT DATA)
--------------------------------
     (dollars in thousands)                                          PROJ            PROJ            PROJ            PROJ
                                                                     1998            1999            2000            2001
                                                                     ----            ----            ----            ----

SD ADMINISTRATIVE EXPENSES (INPUT $M OR USE %)
  -- PERCENTAGE COST INCREASE (INPUT %)                               5.00%           5.00%           5.00%           5.00%
  -- INSURANCE - ADD'L IBNR LIABILITY                             $      -        $      -        $      -
               - LOSS CASUALTY PROGRAM                               3,125           3,281           3,445           3,617
               - THIRD PARTY POLICIES                                  952           1,000           1,050           1,102
               - A & A BROKERAGE/LOSS CONTROL                          540             567             595             625
               - ALLOCATION TO DIVISIONS                            (4,040)         (4,242)         (4,455)         (4,677)
  -- DEFERRED COMPENSATION - OLD PLAN                                    7               8               8               9
                           - NEW PLAN                                1,749           1,837           1,929           2,025
                           - LONG-TERM SHARE PLAN                    1,686           1,771           1,859           1,952
                           - ALLOCATION TO DIVISIONS                (1,697)         (1,782)         (1,871)         (1,964)
  -- WAGES & SALARIES                                                2,202           2,312           2,428           2,549
  -- ANNUAL BONUSES                                                    476             499             524             551
  -- DEPRECIATION EXPENSE                                               58              61              64              67
  -- ALL OTHER ADMINISTRATIVE COSTS                                  5,010           5,260           5,523           5,799
                                                                  --------        --------        --------        --------
       TOTAL ADMINISTRATIVE COSTS (calc)                          $ 10,067        $ 10,571        $ 11,099        $ 11,654
                                                                  ========        ========        ========        ========

SD PHILA -- CAPITAL EXPENDITURES                                        $0              $0              $0              $0

DEFERRED COMPENSATION INSURANCE FUNDING                           $  3,000        $  3,000        $  3,000        $  3,000
DEFERRED COMPENSATION PARTICIPANT PAYMENTS

ACTIVATION, NON-COMPETE PAYMENTS
TRANSACTION/MAKE-WHOLE/RESTRUCTURING COSTS -- PAYMENTS               2,400                -               -               -

AMORTIZATION OF:
   INVENTORY -- EXISTING @ 12/31/95                                    N/A             N/A             N/A             N/A
             -- ACQUISITIONS -- 96 & THEREAFTER
   FIXED ASSET STEP-UP -- EXISTING @ 12/31/95                          255             255             255             255
                       -- ACQUISITIONS -- 96 & THEREAFTER               -                -               -               -
   INTANGIBLE ASSETS -- EXISTING @ 12/31/95                             87               -               -               -
   GOODWILL -- EXISTING @ 12/31/95                                   1,412           1,412           1,412           1,412
            -- ACQUISITIONS -- 96 & THEREAFTER                           0               0               0               0

OTHER EXPENSE (INCOME), NET:
   BANK SERVICE FEES - CASH MGT (G & A)                           $    315        $    331        $    347        $    365
   BANK SERVICE FEES - CREDIT AGREEMENT (G&A)                        1,076           1,130           1,187           1,246
   LOSS (GAIN) ON SALE OF P,P & E  (OTHER)                              53              55              58              61
   SD MANAGEMENT FEE INCOME FROM A & H (ELIM)                         (420)           (420)           (420)           (420)
   SD RISK MANAGEMENT RESERVE EXP (INCOME)                               -               -               -               -
   MISCELLANEOUS EXP (INC), NET                                        105             110             116             122
                                                                  --------        --------        --------        --------

      TOTAL OTHER GAAP EXPENSE (INCOME) (calc)                    $  1,129        $  1,206        $  1,287        $  1,373
                                                                  ========        ========        ========        ========


   NON-CASH PORTION OF OTHER GAAP EXPENSES (INCOME)               $      -        $      -        $      -        $      -


STATE & LOCAL INCOME TAX EXPENSE (PARTNERSHIP)                         N/A             N/A             N/A             N/A
DEFERRED INCOME TAX BENEFIT (PARTNERSHIP)                              N/A             N/A             N/A             N/A

ACQUISITION SPENDING,$M:                                                $0              $0              $0              $0
DIVIDENDS FROM NEW ACQUISITIONS, $M                                     $0              $0              $0              $0
SALES FROM NEW ACQUISITIONS, $M                                          0               0              $0              $0
EBIT FROM NEW ACQUISITIONS, $M                                           0               0              $0              $0

LETTERS OF CREDIT -- OFF BALANCE SHEET:
  -- STANDBY LC'S AT 12/31, $M                                    $  4,400        $  5,000        $  5,000        $  5,000
  -- DOCUMENTARY LC'S (TRADE) AT 12/31, $M                           1,500           2,000           2,500           3,000
                                                                  --------        --------        --------        --------

        TOTAL LETTERS OF CREDIT (calc)                            $  5,900        $  7,000        $  7,500        $  8,000
                                                                  --------        --------        --------        --------

LEASE GUARANTEES                                                  $    750        $    450        $    150        $      -
                                                                  ========        ========        ========        ========


COMPANY NAME:      Existing Operations Including RISK                APRIL 1997
                       (dollars in thousands)                        PROJECTION

                                                                                             5 MONTHS      7 MONTHS
                                     ACTUAL     ACTUAL     ACTUAL     ACTUAL    ACTUAL         PROJ          PROJ
HISTORICAL INCOME STATEMENT:          1992       1993       1994       1995      1996          1997          1997
-----------------------------         ----       ----      ----        ----      ----          ----          ----
SALES                              $ 449,185 $ 487,175   $ 554,819   $ 601,152   $ 650,791   $284,174       421,626
                                   --------- ---------   ---------   ---------   ---------   --------

 GROSS PROFIT                        187,281   199,254     226,382     244,617     263,362    114,505       172,121

OPERATING EXPENSES                   151,042   160,909     179,989     198,251     215,643     95,488       136,693

COMMISSION INCOME                        126       126         106         117         290        114           166
                                   --------- ---------   ---------   ---------   ---------
 OPERATING INCOME                     36,365    38,471      46,499      46,483      48,009     19,131        35,594
                                                                                             --------       -------
OTHER INCOME (EXPENSE)                   445      (448)        342         (38)        248        (24)          304
                                   --------- ---------   ---------   ---------   ---------
 EBIT                                 36,810    38,023      46,841      46,445      48,257     19,107        35,898
                                   --------- ---------   ---------   ---------   ---------
INTEREST EXPENSE (INCOME)                164        71          96          37          59         13           (13)
MGT. FEE EXPENSE (INCOME)                270       256         294         378         434        175           245
FEDERAL & STATE INCOME TAXES               -         -           -           -           -          0             -
FOREIGN INCOME TAXES                     519       388         569         639         603        230           403
                                   --------- ---------   ---------   ---------   ---------
 NET INCOME (HISTORIC PRETAX
  INCOME)                           $ 35,857  $ 37,308    $ 45,882    $ 45,391    $ 47,161     18,689        35,263
                                   --------- ---------   ---------   ---------   ---------   --------       -------
DEPRECIATION EXPENSE                   3,040     2,998       2,719       3,074       3,250      1,608         2,010

NET CASH FROM OPERATIONS            $ 38,897  $ 40,306    $ 48,601    $ 48,465    $ 50,411    $20,297       $37,273
                                   --------- ---------   ---------   ---------   ---------   --------       -------
                                                                                             5 MONTHS      7 MONTHS
                                                                                               PROJ          PROJ
HISTORICAL BALANCE SHEET:           12/31/92 12/31/93    12/31/94    12/31/95    12/31/96      1997          1997
                                   --------- ---------   ---------   ---------   ---------   --------      --------
CASH                                    $ 86   $     -     $ 1,610   $      -     $  1,077    $     0       $     -
ACCOUNTS RECEIVABLE, NET              53,794    56,971      66,299      73,451      79,207     85,252
INVENTORY                             62,960    71,199      80,092      95,488      99,967    112,271
OTHER CURRENT ASSETS                   2,717     3,678       2,868       3,308       3,705      3,974
                                    --------- ---------   ---------  ---------    ---------   --------
  TOTAL CURRENT ASSETS               119,558   131,847     150,869     172,247     183,956    201,497

FIXED ASSETS, NET                     13,774    13,571      13,650      13,692      15,742     16,606
INTANGIBLE ASSETS                         71       103          78          50          41         12
OTHER ASSETS                             334       377         212         526         196         85
                                    --------- ---------  ---------   ---------   ---------   --------
  TOTAL ASSETS                     $ 133,737  $145,899   $ 164,809   $ 186,516   $ 199,935   $218,200
                                   =========  ========   =========   =========   =========   --------


ACCOUNTS PAYABLE                    $ 27,893  $ 36,416    $ 39,138    $  41,769  $  46,279     52,772
NOTES PAYABLE & CURRENT DEBT           2,206     2,914       2,027        1,966      1,854      1,099
ACCRUED EXPENSES                      12,447    13,263      17,208       17,333     17,456     18,768
                                   ---------  ---------   ---------   ---------   ---------   --------
  TOTAL CURRENT LIABILITIES           42,546    52,593      58,373       61,068     65,589     72,639

LONG-TERM CAP LEASE OBLIGATIONS          106        68           -            -        611        611

OTHER NON-CURRENT LIABILITIES            209       121         (75)        (307)      (295)      (318)

HISTORIC CAPITAL                      90,877    93,117     106,511      125,755    134,030    145,269
                                   ---------  ---------   ---------   ---------   ---------  --------
  TOTAL LIABILITIES & CAPITAL      $ 133,737  $145,899   $ 164,809    $ 186,516   $199,935   $218,201
                                   =========  =========   =========    =========   ========  --------

DIVIDENDS (CAPITAL)                $  37,642 $ 33,895   $  32,952      $ 32,207   $ 38,886     $7,450     $37,328
                                   --------- ---------   ---------   ---------   ---------                -------
CAPITAL EXPENDITURES               $   2,089 $  2,906   $   2,895       $ 3,150   $  4,829     $2,472     $ 2,300
                                   --------- ---------   ---------   ---------   ---------                -------
NET TANGIBLE ASSETS                $  94,151 $  96,116  $ 101,281     $ 118,584   $133,989   $144,938
                                   --------- ---------   ---------   ---------   ---------   --------


FINANCIAL STATISTICS

SALES GROWTH, %                          N/A     8.46%     13.88%         8.35%      8.26%        N/A          N/A

EBIT GROWTH, %                           N/A     3.30%     23.19%        -0.85%      3.90%        N/A          N/A

GROSS PROFIT, %                       41.69%    40.90%     40.80%        40.69%     40.47%      40.29%      40.82%

OPERATING EXPENSE, % OF SALES         33.63%    33.03%     32.44%        32.98%     33.14%      33.60%      32.42%

OPERATING PROFIT, % OF SALES           8.10%     7.90%      8.38%         7.73%      7.38%       6.73%       8.44%

ACCOUNTS RECEIVABLE DAYS                43.7      42.7       43.6          44.6       44.4        45.6        43.6

INVENTORY TURNS                         4.16      4.04       4.10          3.73       3.88        3.63        3.94

ACCOUNTS PAYABLE DAYS                   46.2      44.9       42.3          39.2       43.1        44.1        43.4

ACCRUED EXPENSES, % OF SALES           2.77%     2.72%      3.10%         2.88%      2.68%       2.75%       2.93%

RETURN ON NET TANGIBLE ASSETS, %      38.08%    38.82%     46.49%        42.67%     37.34%      32.16%      42.01%

DIVIDENDS, % OF PRE-TAX INCOME       104.98%    90.85%     71.82%        70.95%     82.45%      39.86%     105.86%


UNALLOCATED RISK ADJUSTMENT
 EXPENSE RESERVE ($M) INPUT                0         0          -            -          -

   HISTORICAL NON-CASH CHARGES
 (INCLUDED IN OPERATING EXPENSE):

DEPRECIATION EXPENSE               $   3,040     2,998   $  2,719    $    3,074   $  3,250     $ 1,608    $ 2,010
AMORTIZATION EXPENSE                       -       (32)        25            28          9          29        (23)
                                   --------- ---------   ---------   ---------   ---------   ---------    -------
   TOTAL NON-CASH CHARGES          $   3,040     2,966   $  2,744    $    3,102   $  3,259     $ 1,637    $ 1,987


RESTUBBED TABLE



                                      PROJ        PROJ       PROJ       PROJ         PROJ
HISTORICAL INCOME STATEMENT :         1997        1998       1999       2000         2001
-----------------------------         ----       ----        ----       ----         ----

SALES                               $705,800    $766,500    $832,200    $903,400    $981,400
                                    --------    --------    --------    --------    --------

 GROSS PROFIT                        286,625     307,795     332,182     359,338     388,664
                                    --------    --------    --------    --------    --------
OPERATING EXPENSES                   232,181     249,168     267,499     288,340     310,840
                                    --------    --------    --------    --------    --------
COMMISSION INCOME                        280         295         315         335         350
                                    --------    --------    --------    --------    --------
 OPERATING INCOME                     54,724      58,922      64,998      71,332      78,174

OTHER INCOME (EXPENSE)                   280         320         335         350         365
                                    --------    --------    --------    --------    --------
 EBIT                                 55,004      59,242      65,333      71,682      78,539

INTEREST EXPENSE (INCOME)                  0          25          25          25          25
MGT. FEE EXPENSE (INCOME)                420         420         420         420         420
FEDERAL & STATE INCOME TAXES               0           0           0           0           0
FOREIGN INCOME TAXES                     633       1,131       1,343       1,646       2,040

 NET INCOME (HISTORIC PRETAX
  INCOME)                             53,951      57,666      63,545      69,591      76,055

DEPRECIATION EXPENSE                   3,618       3,965       4,160       4,325       4,510
                                    --------    --------    --------    --------    --------
NET CASH FROM OPERATIONS              57,569      61,631      67,705      73,916      80,565


                                       PROJ         PROJ        PROJ        PROJ         PROJ
HISTORICAL BALANCE SHEET:              1997         1998        1999        2000         2001
                                    --------    --------    --------    --------    --------
CASH                                       0           0           0           0           0
ACCOUNTS RECEIVABLE, NET              86,340      93,450     100,365     108,903     118,306
INVENTORY                            108,592     115,764     123,698     132,094     140,599
OTHER CURRENT ASSETS                   3,767       4,075       4,385       4,640       4,910
                                    --------    --------    --------    --------    --------
  TOTAL CURRENT ASSETS               198,699     213,288     228,448     245,637     263,815

FIXED ASSETS, NET                     16,937      17,982      19,022      19,922      20,687
INTANGIBLE ASSETS                         35          32          30          29          28
OTHER ASSETS                             165         200         225         245         280
                                    --------    --------    --------    --------    --------
  TOTAL ASSETS                       215,836     231,502     247,725     265,833     284,810
                                     =======     =======      =======    =======     =======


ACCOUNTS PAYABLE                      50,163      55,777      61,233      67,355      74,125
NOTES PAYABLE & CURRENT DEBT           1,099       1,099       1,099       1,099       1,099
ACCRUED EXPENSES                      21,174      22,995      24,966      28,005      30,423
                                    --------    --------    --------    --------    --------
  TOTAL CURRENT LIABILITIES           72,437      79,871      87,298      96,459     105,647

LONG-TERM CAP LEASE OBLIGATIONS          500         400         300         200         100
                                    --------    --------    --------    --------    --------

OTHER NON-CURRENT LIABILITIES           (303)       (275)       (275)       (275)       (275)
                                    --------    --------    --------    --------    --------

HISTORIC CAPITAL                     143,203     151,506     160,402     169,449     179,337
                                    --------    --------    --------    --------    --------
  TOTAL LIABILITIES & CAPITAL        215,837     231,502     247,725     265,833     284,810
                                     =======     =======     =======     =======     =======

DIVIDENDS (CAPITAL)                  $44,778     $49,363     $54,648     $60,546     $66,166
                                    --------    --------    --------    --------    --------
CAPITAL EXPENDITURES                  $4,772      $5,010      $5,200      $5,225      $5,275
                                    --------    --------    --------    --------    --------
NET TANGIBLE ASSETS                 $142,864    $151,199    $160,097    $169,145    $179,034
                                    --------    --------    --------    --------    --------

FINANCIAL STATISTICS

SALES GROWTH, %                        8.45%       8.60%       8.57%       8.56%       8.63%

EBIT GROWTH, %                        13.98%       7.71%      10.28%       9.72%       9.57%

GROSS PROFIT, %                       40.61%      40.16%      39.92%      39.78%      39.60%

OPERATING EXPENSE, % OF SALES         32.90%      32.51%      32.14%      31.92%      31.67%

OPERATING PROFIT, % OF SALES           7.75%       7.69%       7.81%       7.90%       7.97%

ACCOUNTS RECEIVABLE DAYS                44.7        44.5        44.0        44.0        44.0

INVENTORY TURNS                         3.86        3.96        4.04        4.12        4.22

ACCOUNTS PAYABLE DAYS                   42.8        43.7        44.0        44.5        45.0

ACCRUED EXPENSES, % OF SALES           3.00%       3.00%       3.00%       3.10%       3.10%

RETURN ON NET TANGIBLE ASSETS, %      38.97%      39.22%      40.83%      42.27%      43.69%

DIVIDENDS, % OF PRE-TAX INCOME        83.00%      85.60%      86.00%      87.00%      87.00%


UNALLOCATED RISK ADJUSTMENT
 EXPENSE RESERVE ($M) INPUT            6,431      10,095      12,730      13,884      15,196

   HISTORICAL NON-CASH CHARGES
 (INCLUDED IN OPERATING EXPENSE):

DEPRECIATION EXPENSE                 $ 3,618   $   3,965   $   4,160   $   4,325   $   4,510
AMORTIZATION EXPENSE                       6           3           2           1           1
                                    --------    --------    --------    --------    --------
   TOTAL NON-CASH CHARGES            $ 3,624   $   3,968   $   4,162   $   4,326   $   4,511
